FORM 8-A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

_____________________________

FPL GROUP CAPITAL INC
(Exact name of registrant as specified in its charter)

Florida (State of incorporation or organization)		59-2576416 (I.R.S. Employer Identification No.)
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000 (Address of principal executive offices, including zip code)
_______________________________

Securities to be registered pursuant to Section 12(b) of the Act:   None

Title of each class to be so registered	Name of each exchange on which each class is to be so registered
Series A Enhanced Junior Subordinated Debentures due 2066	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-137120, 333-137120-01, 333-137120-02, 333-137120-03, 333-137120-04, 333-137120-05, 333-137120-06, 333-137120-07 and 333-137120-08.

Securities to be registered pursuant to Section 12(g) of the Act: None

The Commission is respectfully requested to send copies of all notices, orders and communications to:

Edward F. Tancer, Esq. Vice President and General Counsel FPL Group, Inc. 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	Thomas R. McGuigan, Esq. Squire, Sanders & Dempsey L.L.P. 1900 Phillips Point West 777 South Flagler Drive West Palm Beach, Florida 33401 (561) 650-7200	Robert J. Reger, Jr., Esq. Thelen Reid & Priest LLP 875 Third Avenue New York, New York 10022 (212) 603-2000

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the Series A Enhanced Junior Subordinated Debentures due 2066 (“Subordinated Debentures”) of FPL Group Capital Inc, a Florida corporation (“FPL Group Capital”). The Subordinated Debentures are fully and unconditionally guaranteed by FPL Group, Inc., a Florida corporation (“FPL Group”), on a subordinated basis as set forth in the form of Indenture (For Unsecured Subordinated Debt Securities) relating to FPL Group Capital’s Subordinated Debentures (“Subordinated Indenture”). The form of Subordinated Indenture is incorporated by reference to Exhibit 4(ax) to the Registration Statement (as defined below).

For a description of the Subordinated Debentures, reference is made to (i) Registration Statement Nos. 333-137120, 333-137120-01, 333-137120-02, 333-137120-03, 333-137120-04, 333-137120-05, 333-137120-06, 333-137120-07 and 333-137120-08 (the “Registration Statement”), on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (“Securities Act”), on September 5, 2006, by FPL Group, FPL Group Capital, Florida Power & Light Company, FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I, FPL Group Trust II, Florida Power & Light Company Trust I and Florida Power & Light Company Trust II and (ii) the base prospectus included in the Registration Statement, and the prospectus supplement for the Subordinated Debentures, dated September 12, 2006, filed with the Commission pursuant to Rule 424(b)(2) of the general rules and regulations of the Securities Act on September 13, 2006, which description is incorporated herein by reference.

Item 2.    Exhibits.

Exhibit	Description
1.
Form of Subordinated Indenture (For Unsecured Subordinated Debt Securities) relating to FPL Group Capital’s Subordinated Debentures (incorporated herein by reference to Exhibit 4(ax) to the Registration Statement).

2.
Form of Officer’s Certificate relating to FPL Group Capital’s Junior Subordinated Debentures, including form of Junior Subordinated Debentures (incorporated herein by reference to Exhibit 4(ay) to the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: September 18, 2006	FPL GROUP CAPITAL INC
	By:	/s/ Robert Steven Schauer
	Name:	Robert Steven Schauer
	Title:	Assistant Treasurer